Exhibit 99.1

NEWS RELEASE

Previously Announced Mitel and Aastra Merger Nearing Completion

OTTAWA and TORONTO Ontario — January 27, 2014 – In a market update today, Mitel Networks Corporation (NASDAQ: MITL; TSX: MNW) and Aastra Technologies Limited (TSX: AAH) confirmed that, further to the announcement on November 11, 2013 of Mitel’s intention to merge with Aastra, the parties now expect to close the transaction on or about January 31, 2014, subject to the satisfaction or waiver of remaining closing conditions.

As previously announced, in conjunction with the transaction, Mitel has received term loan and revolving credit facility commitments from Jefferies Finance LLC and the Toronto-Dominion Bank of up to $405 million to both refinance its existing first lien and second lien credit facilities and to assist in financing the cash consideration for the merger with Aastra. Mitel expects to complete this financing concurrently with the merger.

Upon completion of the transaction, Mitel intends to change its fiscal year-end to December 31. Mitel would expect to then file a transition report on Form 10-K for the eight-month period covering May 1, 2013 to December 31, 2013. Mitel then expects to report its first quarter for the combined company for the three-month period ending March 31, 2014 in early May 2014. The details will be confirmed at a later date.

About Mitel

Mitel® (Nasdaq: MITL; TSX: MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel’s Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today’s dynamic work environment. For more information visit www.mitel.com.

About Aastra Technologies Limited

Aastra Technologies Limited (TSX:AAH) is a global company at the forefront of the Enterprise Communication market. Headquartered in Concord, Ontario, Canada, Aastra develops and delivers innovative and integrated solutions that address the communication needs of businesses small and large around the world. Aastra enables Enterprises to communicate and collaborate more efficiently and effectively by offering customers a full range of open standard IP-based and traditional communications solutions, including terminals, systems, and applications. For additional information on Aastra visit http://www.aastra.com

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and Aastra and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, regulatory approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel and Aastra, or persons acting on their behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. In addition, material risks that could cause results of operations to differ include the merged company’s ability to achieve or sustain profitability in the future; fluctuations in the quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; the ability to successfully integrate the acquisition and realize certain synergies; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K and Aastra’s Annual Information Form and risks related to the acquisition can be found in the Aastra’s management proxy circular, dated December 11, 2013, furnished by Mitel on Electronic Data-Gathering, Analysis, and Retrieval (EDGAR) and filed by Aastra on System for Electronic Document Analysis and Retrieval (SEDAR). Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further public disclosures made by Mitel and Aastra on related subjects in reports and communications filed on EDGAR or SEDAR.

MITL-F

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael_mccarthy@mitel.com

Aastra:

Allan Brett, CFO, 905-760-4160, abrett@aastra.com

John Tobia, General Counsel, 905-760-4240, jtobia@aastra.com